UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 18, 2009
Date of Report
(Date of earliest event reported)

__________________________

SOCKET MOBILE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13810 (Commission File Number)	94-3155066 (IRS Employer Identification No.)

39700 Eureka Drive
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 933-3000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 18, 2009, the Company entered into a Securities Purchase Agreement with certain accredited investors, as defined in Rule 501 of Regulation D under the Securities Act of 1933 (the "Non-Management Purchasers"), and certain officers and directors of the Company (collectively, the "Private Placement"). The aggregate amount to be raised in the Private Placement is approximately $1,052,215. The proceeds will be used to increase the Company's working capital balances. Net proceeds from the financing after estimated costs and expenses of the placement agent are expected to be approximately $999,604. The closing is expected to take place on or about May 22, 2009.

Charlie Bass, Chairman of the Board of the Company, and Kevin Mills, President and CEO of the Company, will participate in the Private Placement. The purchase price for the shares to be sold to Messrs. Bass and Mills is $2.00 per share, the closing bid price of the common stock on the Nasdaq Capital Market one day prior to the execution of the Securities Purchase Agreement. Mr. Bass will invest $100,000 for the purchase of 50,000 shares of common stock, and Mr. Mills will invest $400,000 for the purchase of 200,000 shares of common stock.

The Company will also issue 306,786 shares of common stock to the Non-Management Purchasers at $1.80 per share, 90 percent of the closing bid price of the common stock on the Nasdaq Capital Market one day prior to the execution of the Securities Purchase Agreement. The Non-Management Purchasers will also receive warrants to purchase an additional 61,356 shares of common stock at $1.80 per share. These warrants will expire five years from the closing date of the Private Placement.

Security Research Associates, an investment banking firm located in the San Francisco Bay Area in California, is the placement agent for the transaction. The placement agent will earn fees of approximately $52,611, equal to 5% of the proceeds, and receive a warrant to purchase 27,839 shares of common stock at $1.80 per share. This warrant will expire five years from the closing date of the Private Placement.

The aggregate number of shares of common stock to be issued and reserved for the exercise of warrants issued in or in connection with the Private Placement is 645,981.

In connection with the Private Placement, the Company has entered into a Registration Rights Agreement with the investors. Under the Registration Rights Agreement, the Company will file a registration statement with the Securities Exchange Commission for the resale of the shares of common stock to be issued in the Private Placement, including those shares to be reserved for issuance upon exercise of the warrants, will use reasonable commercial efforts to cause such registration statement to become effective within 90 days after the closing date, and will keep such registration statement effective until the earlier of: (i) the 5 year anniversary of the closing date, (ii) the statement is no longer required to enable the sale of the shares under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act") or (iii) all shares of common stock issued to the Non-Management Purchasers have been sold by such purchasers. In the event the registration statement is not declared effective by the Securities and Exchange Commission within 90 days after the closing date, the warrant exercise price will be reduced by 2% and an additional 2% for each month thereafter up to a maximum aggregate reduction of 6%.

The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, Registration Rights Agreement, the form of Warrant to the Non-Management Purchasers and the form of Warrant to the placement agent, copies of which are attached hereto as Exhibits 10.13, 10.14, 10.15 and 10.16 respectively, and incorporated herein by reference. The press release announcing the Private Placement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

The sale of securities in the Private Placement will not be registered under the Securities Act. These securities will be sold to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. These securities may not be offered or sold in the United States absent registration under, or an exemption from, the Securities Act and any applicable state securities laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.13	Securities Purchase Agreement dated as of May 18, 2009 among Socket Mobile, Inc., the Non-Management Purchases listed on Exhibit A and the Management Purchasers listed on Exhibit A.
10.14	Registration Rights Agreement dated as of May 18, 2009 by and among Socket Mobile, Inc. and the Purchasers listed on Exhibit A.
10.15	Form of Warrant for the Purchase of Shares of Common Stock to be issued to the Non-Management Purchasers.
10.16	Form of Warrant for the Purchase of Shares of Common Stock to be issued to Security Research Associates, Inc.
99.1	Socket Mobile, Inc. Press Release, dated May 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: May 19, 2009	By: /s/	David W. Dunlap

Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.13	Securities Purchase Agreement dated as of May 18, 2009 among Socket Mobile, Inc., the Non-Management Purchases listed on Exhibit A and the Management Purchasers listed on Exhibit A.
10.14	Registration Rights Agreement dated as of May 18, 2009 by and among Socket Mobile, Inc. and the Purchasers listed on Exhibit A.
10.15	Form of Warrant for the Purchase of Shares of Common Stock to be issued to the Non-Management Purchasers.
10.16	Form of Warrant for the Purchase of Shares of Common Stock to be issued to Security Research Associates, Inc.
99.1	Socket Mobile, Inc. Press Release, dated May 20, 2009.